Exhibit 99.1

NEWS RELEASE

LML REPORTS PROFITABLE FIRST QUARTER RESULTS FOR FISCAL 2013

VANCOUVER, BC, August 13, 2012 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading payments technology provider of financial payment processing solutions for e-commerce and traditional businesses, reports results for the first quarter ended June 30, 2012.

Revenue for the three months ended June 30, 2012 was $5.6 million compared to $5.9 million in revenue for the three months ended June 30, 2011. Gross profit was $2.3 million or 42% compared to $2.6 million or 44% last year.  Income before taxes was $834,000 compared to $1.1 million last year.  Net income for the quarter was $447,000, or $0.02 per share compared to $687,000 or $0.02 per share last year.  Net cash flow from operating activities for the three months was approximately $947,000 compared to cash used in operating activities of $(4.3 million) last year, an improvement of $5.3 million.

Q1 Highlights

•	Transaction Payment Processing (TPP) segment revenue increase of 26%
•	Added over 900 customers; total customer base increases to over 14,000
•	New products include partnering with MasterCard to provide support for MasterCard’s PayPass wallet service, allowing online merchants to provide consumers with a frictionless check-out experience
•	Launched a Beanstream mobile app for iPhone
•	All three business segments (Transaction Payment Processing (TPP), Check Processing (CP) and Intellectual Property Licensing (IPL)) achieve profitability

“Generally this was the first quarter, in some time, in which our results did not include non-recurring licensing revenue associated with our intellectual property.  The loss of that revenue is quickly being offset by the continued and impressive growth of our TPP segment which grew 26% from the same period last year.  We believe the payments industry is poised for radical change for which we are well-suited as our TPP business has become a leading innovator in both the development and distribution of payment services.  As a result we continue to anticipate this segment will meet or exceed our target growth of 30% for the year”, said Patrick H. Gaines, Chief Executive Officer.

Conference Call

Management will host a conference call on August 13, 2012 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 800 760 5361. International callers please dial 212 231 2903.

If you are unable to join the call, an audio recording of the call will be available on our website at www.lmlpayment.com.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and its U.S. subsidiaries Beanstream Internet Commerce Corp. and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of share-based payment charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(In U.S. Dollars)
(Unaudited)

	Three Months Ended
	June 30
	2012	2011

REVENUE	$5,613,032	$5,969,265
COST OF REVENUE	3,250,972	3,321,826
GROSS PROFIT	2,362,060	2,647,439

OPERATING EXPENSES
General and administrative	966,187	931,004
Sales and marketing	251,224	307,510
Product development and enhancement	309,974	273,695
INCOME BEFORE OTHER INCOME AND INCOME TAXES	834,675	1,135,230

Foreign exchange (loss) gain	(4,206)	31,650
Interest income	26,757	17,177
INCOME BEFORE INCOME TAXES	857,226	1,184,057

Income tax expense (recovery)
Current	455,619	206,197
Deferred	(45,722)	290,514
	409,897	496,711

NET INCOME	447,329	687,346

OTHER COMPREHENSIVE INCOME
Unrealized foreign exchange (loss) gain on translation of foreign operations	(131,159)	14,363

TOTAL COMPREHENSIVE INCOME	$316,170	$701,709

EARNINGS PER SHARE, basic and diluted	$0.02	$0.02

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	28,246,684	28,149,725
Diluted	28,626,607	28,987,253

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In U.S. Dollars, except as noted below)
(Unaudited)

	June 30,	March 31,
	2012	2012
ASSETS

Current Assets
Cash and cash equivalents	$27,560,561	$26,783,754
Funds held for merchants	12,954,151	9,485,182
Short-term investments	3,237,169	3,290,393
Restricted cash	175,000	175,000
Accounts receivable, less allowance of $26,867 (March 31, 2012 - $27,397)	1,428,230	1,272,580
Inventory	38,205	-
Corporate taxes receivable	275,606	373,939
Prepaid expenses	271,585	331,361
Total current assets	45,940,507	41,712,209

Property and equipment, net	123,305	121,496
Patents	75,775	120,457
Restricted cash	254,896	258,095
Deferred tax assets	855,673	809,951
Goodwill	17,874,202	17,874,202
Other intangible assets	3,596,250	3,720,037
Other assets	20,624	20,796

Total assets	$68,741,232	$64,637,243

LIABILITIES

Current Liabilities
Accounts payable	$674,894	$720,666
Accrued liabilities	1,412,982	1,445,490
Corporate taxes payable	835,439	386,607
Funds due to merchants	12,954,151	9,485,182
Current portion of obligations under finance lease	2,460	2,460
Current portion of deferred revenue	1,092,814	1,342,828
Total current liabilities	16,972,740	13,383,233

Obligations under finance lease	4,125	4,920

Total liabilities	16,976,865	13,388,153

EQUITY

Capital stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 28,246,684 issued and outstanding (March 31, 2012 - 28,246,684)	53,918,912	53,918,912

Contributed surplus	10,200,701	10,001,594
Warrants	113,662	113,662
Deficit	(12,610,231)	(13,057,560)
Accumulated other comprehensive income	141,323	272,482
Total equity	51,764,367	51,249,090

Total liabilities and equity	$68,741,232	$64,637,243

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended
	June 30
	2012	2011

Operating Activities:
Net income	$447,329	$687,346
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Amortization of property and equipment	22,200	34,240
Amortization of intangible assets	168,469	165,645
Share-based payments	199,107	136,437
Deferred income taxes	(45,722)	290,514
Foreign exchange loss (gain)	53,981	(3,703)

Changes in non-cash operating working capital
Accounts receivable	(180,243)	(874,550)
Corporate taxes receivable	97,098	(59,169)
Inventory	(38,505)
Prepaid expenses	56,716	21,507
Accounts payable and accrued liabilities	(52,376)	(138,024)
Corporate taxes payable	460,078	(4,338,755)
Deferred revenue	(241,025)	(309,206)
Net cash provided by (used in) operating activities	947,107	(4,387,718)

Investing Activities:
Acquisition of property and equipment	(26,531)	(21,242)
Net cash used in investing activities	(26,531)	(21,242)

Financing Activities:
Proceeds from exercise of stock options	-	205,375
Net cash provided by financing activities	-	205,375

Effects of foreign exchange rate changes on cash and cash equivalents	(143,769)	12,387

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	776,807	(4,191,198)

Cash and cash equivalents, beginning of period	26,783,754	26,917,491

Cash and cash equivalents, end of period	$27,560,561	$22,726,293

Supplemental disclosure of cash flow information
Interest paid	$-	$-
Taxes paid	$-	$4,599,921

CONTACTS:

Patrick H. Gaines	Investor Relations
CEO	(800) 888-2260
(604) 689-4440

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